UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2009

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2  -  Financial Information

Item 2.02     Results Of Operations And Financial Condition.

On October 26, 2009, American Financial Group, Inc. (the "Company") issued a news release announcing its financial results for the quarter ending September 30, 2009.  The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8  – Other Events

Item 8.01     Other Events.

In the news release, the Company also announced today that its Board of Directors has approved an increase in the Company's annual dividend from $.52 to $.55 per share of common stock.  The increased dividend, when declared, will be paid on a quarterly basis of $.1375 per share of common stock beginning in January of 2010. This fifth consecutive annual dividend increase represents a six percent increase over the dividend paid in 2009.

Section 9  - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits

Exhibit No.	Description

99.1	News Release, dated October 26, 2009, reporting American Financial Group Inc. second quarter results for the period ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: October 27, 2009	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President